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                           EXHIBIT 23.1


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated November 10, 1995 included or incorporated by reference in Meridian Diagnostics, Inc.'s Form 10-K for the year ended September 30, 1995 and to all references to our Firm included in this registration statement.


                                   ARTHUR ANDERSEN LLP



Cincinnati, Ohio
December 27, 1995